Exhibit (h)(12)(iv)

                                    EXHIBIT 5
                             (COLLATERAL GUIDELINES)


Cash collateral may be invested in accordance with these guidelines. "Portfolio," as used in these guidelines means the cash collateral received by UBS PaineWebber for a particular Fund within Westcore Trust (I.E., the requirements below apply on a Fund-by-Fund basis).

1.   FOR EACH LENDING CLIENT, COLLATERAL SHALL BE HELD (CHECK APPROPRIATE BOX):

     [ ] by UBSPWI for the account of Lending Client;

     [X] in the Client Account;

     [X] Treasury collateral only, to be held in a Client approved tri-party account in Client name.

2.   FOR EACH CLIENT, ELIGIBLE COLLATERAL SHALL INCLUDE:

     A.   CASH IN THE FOLLOWING CURRENCIES:
                                                             Yes        No
                                                             ---        ---
          (i) U.S. Dollars                                   [X]        [ ]
          (ii) Other:___________                             [ ]        [X]

     B.   U.S. GOVERNMENT SECURITIES                         [X]        [ ]

          Securities issued or guaranteed by the United States government or any agency or instrumentality thereof ("U.S. government securities")

     C.   LETTERS OF CREDIT                                  [X]        [ ]

          Letters of credit may be issued
          by the following banks:        BANKS THAT HAVE BEEN APPROVED BY CLIENT

3.   FOR EACH CLIENT, CASH COLLATERAL MAY BE INVESTED IN AS FOLLOWS:

                                                                    MAXIMUM % OF
     PERMISSIBLE INVESTMENTS                                         PORTFOLIO
     -----------------------                                         ---------
     Commercial Paper                                                   100%

     Euro Time Deposits (Banks that have been approved by Client)        50%

     UBS Private Money Market Fund L.L.C.
     (WESTCORE SELECT FUND CAN INVEST NO MORE THAN 5% OF ITS
     NET ASSET VALUE; REMAINING CLIENTS LISTED IN EXHIBIT 1
     CAN INVEST NO MORE THAN 15% OF EACH FUND'S NET ASSET VALUE.
     EACH FUND CAN OWN NO MORE THAN 10% OF UBS PRIVATE
     MONEY MARKET FUND NET ASSET VALUE.)                                100%

     Money Market Funds                                                 100%

     Repurchase Agreements (Treasury only) with a maximum
     maturity of 7 days (101% MINIMUM COLLATERALIZATION)                100%
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     U.S. Treasuries and Agencies                                       100%

The maximum final maturity of any one security will be 13 months; at least 20% of the portfolio will have a maturity of 1 day. Commercial paper will have a maximum maturity of 270 days; repurchase agreements will have a maximum maturity of 7 days.

The maximum amount that any portfolio can invest or hold in the securities of any single issuer other than U.S. Treasuries and Agencies and the UBS Private Money Market Fund L.L.C., is 1.5% of the value of the total assets of the related Fund, except that this restriction shall not apply to repurchase agreements.

Securities with maturities less than one year must have a credit rating of "A1," "P1" or its equivalent as rated by any nationally recognized statistical rating organizations ("NRSRO's") from which it receives a rating. List of eligible issuers of each type of investment described above must be approved in advance by Denver Investment Advisors ("DIA").

All securities must be U.S. Dollar denominated. All tri-party custodial accounts must be approved in writing, in advance by DIA. A daily record of collateral that is held in each client's tri-party account(s) is to be reported daily. All securities domestic only, except that Euro Time Deposits are permitted for Funds other than Blue Chip Fund but will not aggregate more than 50% of any portfolio. Unless UBS PaineWebber is otherwise notified by DIA, the relevant Fund's U.S. custodian without the use of a foreign sub-custodian or securities depository must hold all foreign securities in custody.


Dated as of May 17, 2002

Westcore Trust and each of its funds listed as Clients on Exhibit 1 to this Agreement

/s/ JRF
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                                     INITIAL

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